UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2013

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Platinum Underwriters Holdings, Ltd. (the “Company”) held on April 24, 2013 (the “2013 AGM”), the Company’s shareholders (1) elected eight directors to the Company’s Board of Directors to serve until the 2014 Annual General Meeting of Shareholders of the Company; (2) voted to approve the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2013 AGM under the heading “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (3) approved the nomination of KPMG Audit Limited as the Company’s independent registered public accounting firm for the 2013 fiscal year. Set forth below are the voting results for these proposals:

1. To elect the following nominees to the Company’s Board of Directors:

	For	Withheld	Broker Non-Votes
Dan R. Carmichael	29,027,717	362,523	578,290
A. John Hass	28,804,937	585,303	578,290
Antony P. D. Lancaster	29,102,630	287,610	578,290
Edmund R. Megna	28,804,937	585,303	578,290
Michael D. Price	28,576,729	813,511	578,290
Linda E. Ransom	28,373,080	1,017,160	578,290
James P. Slattery	29,096,229	294,011	578,290
Christopher J. Steffen	28,805,337	584,903	578,290

2. To approve the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2013 AGM under the heading “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
17,948,499	11,303,090	138,651	578,290

3. To approve the nomination of KPMG Audit Limited as the Company’s independent registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain	Broker Non-Votes
29,885,539	43,916	39,075	0

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

April 25, 2013	By:	/s/ Allan C. Decleir

Name: Allan C. Decleir
Title: Executive Vice President and Chief Financial Officer